Exhibit 99


                PARAMOUNT PICTURES TO PURCHASE DREAMWORKS SKG FOR
                           APPROXIMATELY $1.6 BILLION

     Deal Brings DreamWorks' World-Class Talent, Content and Distribution to
                                    Paramount

HOLLYWOOD, CA (December 11, 2005) -- Paramount Pictures, a unit of
Viacom Inc. (NYSE: VIA and VIA.B), has signed a definitive agreement to acquire DreamWorks SKG for $1.6 billion in cash and assumption of debt. The deal brings Paramount key assets, including:

        o  All of DreamWorks' current projects in development;
        o An ongoing production partnership with Steven Spielberg and David Geffen;
        o An exclusive, worldwide distribution agreement with DreamWorks Animation (NYSE: DWA) beginning in 2006;
        o  DreamWorks' live-action library;
        o  DreamWorks' television division and its properties; and,
        o Exclusive rights to future DreamWorks Animation characters in TV shows.

The announcement was made today by Brad Grey, Chairman and CEO of Paramount Pictures.

Paramount also indicated that it is in advanced discussions with identified investors to sell DreamWorks' film library, promptly after closing. Paramount would continue to have distribution rights to the film library.

Agreement to Accelerate Turnaround and Growth at Paramount

The acquisition of DreamWorks dramatically accelerates the turnaround of Paramount.

Grey said, "With the incredible talents of Steven Spielberg, Hollywood's most gifted and respected director and producer, and David Geffen, the most creative mind in show business, Paramount will be able to significantly enhance its pipeline of groundbreaking motion pictures - a key strategic objective in restoring Paramount's stature as a leader in filmed entertainment. Further, our new distribution partnership with Jeffrey Katzenberg and DreamWorks Animation will be an important driver in building our business internationally. All together, the worldwide marketing firepower and creativity of the New Viacom brands like Nickelodeon and MTV make Paramount an ideal home for DreamWorks and a fantastic partner for DreamWorks Animation."


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Under the terms of the agreement, Paramount will acquire the entire DreamWorks live-action library, which includes 59 films including such titles as "GLADIATOR," "AMERICAN BEAUTY," both of which were winners of the Academy Award for Best Picture, as well as such acclaimed Steven Spielberg-directed blockbusters as "WAR OF THE WORLDS," "CATCH ME IF YOU CAN," "SAVING PRIVATE RYAN" and "MINORITY REPORT," along with the upcoming Spielberg-directed drama "MUNICH," produced in association with Universal Pictures. All DreamWorks' development projects will also be acquired by Paramount as part of the agreement, including "DREAMGIRLS," starring Eddie Murphy, Beyonce and Jamie Foxx.

Paramount will also acquire the DreamWorks' television division and its properties, including the long-running series (now in syndication) "SPIN CITY," as well as current shows, including the NBC hit "LAS VEGAS."

"We couldn't be more excited about having Steven Spielberg and David Geffen and the amazing roster of talent at DreamWorks join the Paramount family, and we look forward to our new partnership with Jeffrey Katzenberg and DreamWorks Animation," said Tom Freston, co-President and co-Chief Operating Officer of Viacom. "This is a major milestone in our efforts to re-establish Paramount as an industry leader and fuels the momentum for their emergence as a real global film company. The world-class production, development and sales teams we are gaining will certainly fuel the turnaround that Brad and his team are leading. Overnight, this makes Paramount a key contributor to new Viacom's revenue and earnings growth story."

Sumner Redstone, Chairman of the Board and CEO of Viacom, said, "The acquisition of DreamWorks is an enormous step forward in our ongoing work to unlock the full potential of Viacom's brands and businesses. The founders of DreamWorks represent some of the most creative and respected executives in this industry, and the talent and vision they will bring to Paramount cannot be overstated. We can look forward to an exciting and successful future with such a powerful team under one roof."

David Geffen said, "I have known Tom Freston for more than 25 years and Brad Grey for almost as long and have tremendous respect for both of them. I am excited and energized to be in business with them and look forward to a successful new partnership. This is a great deal for both companies and for our shareholders, investors and employees."

Steven Spielberg said, "I am thrilled by today's announcement of the deal with Viacom/Paramount, who came recently to the table and were able to conclude and sign agreements quickly. Due to my very long history and my loyalty to Universal, I was saddened that after long negotiations and many compromises, we were unable to come to terms with Universal's parent company, GE.


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Nevertheless, I am truly looking forward to working with Tom Freston, Brad Grey and Gail Berman, as this is an exciting opportunity for each of us to embark on a new adventure together."

Jeffrey Katzenberg, CEO of DreamWorks Animation, said, "I am excited about the benefits and new opportunities that the Paramount partnership brings to our company. Brad and his team are a first-class organization and the chance to work with Paramount and promote our movies on Viacom's network provides us a unique platform to showcase our products and build our brand. DreamWorks Animation is a company that strives to reach the broadest audience with its films and now with access to Nickelodeon and the rest of the MTV Networks brands, I believe we have a great partner for helping us achieve that goal."

Highlights of Transaction

Upon completion of the acquisition, the DreamWorks library is expected to be sold to a third party investor, leaving Paramount with a greatly enhanced distribution pipeline and an ongoing production partnership with Steven Spielberg and David Geffen.

Mike Dolan, Chief Financial Officer of Viacom, said, "The sale of the library allows us to reduce our investment in the transaction and enables us to focus on our key objectives - leveraging and strengthening our distribution network through the addition of more `A' level product and creating stronger production partnerships. As always, we focused on financial metrics that drive shareholder value, including discounted cash flows and return on invested capital, and this transaction exceeded our hurdle rates. Additionally, the transaction is accretive to net income and free cash flow in 2006. Pro-forma for the sale of the library, we will have accelerated the turnaround of Paramount, while insuring adequate capital for tuck-in digital growth opportunities and share buybacks going forward."

Also, upon completion of the acquisition, Messrs. Spielberg and Geffen of DreamWorks will enter into new employment agreements in the respective roles of producer/director and Chairman. Mr. Katzenberg will remain in his role as Chief Executive Officer of DreamWorks Animation. As part of the new organization, the production and development operations will continue under the leadership of Mr. Spielberg and Mr. Geffen, who will be responsible for producing 4-6 live action films per year of Paramount's total target slate of 14-16 films, which the company expects to achieve by 2006. Sales and other infrastructure will be integrated with Paramount operations.

Additionally, Paramount will enter into an exclusive theatrical/home video/television distribution agreement to release films from DreamWorks Animation, the business unit spun off from DreamWorks as a public company in


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2004, throughout the world for the next seven years. The first picture for release under the new agreement is "OVER THE HEDGE," scheduled to open in summer 2006.

The purchase price of the acquisition will be financed by Viacom working capital and committed financing facilities. The transaction is expected to close in the first quarter of 2006, and is subject to expiration of regulatory waiting periods.

Press Teleconference Information

A conference call for members of the press will be held today at 4:00 p.m. ET. You can participate by dialing 866-672-2663 (U.S.) or 973-582-2822 (outside U.S.) with conference call ID # 6822859. For those unable to listen to the live conference call, a telephone replay will be available by dialing 877-519-4471 (U.S.) or 973-341-3080 (outside U.S.) and entering pin # 6822859.
The telephone replay will be available beginning December 11, 2005 at 6:00 p.m. ET and will run through December 18, 2005 at 11:59 p.m. ET.

Investor/Analyst Teleconference and Webcast Information

A conference call for investors and analysts will be held tomorrow, December 12, 2005 at 8:30 a.m. ET. You can participate by dialing
866-672-2663 (U.S.) or 973-582-2822 (outside U.S.) with conference call
ID # 6817940. The call will be available via Webcast by visiting www.viacom.com or at http://www.vcall.com/IC/CEPage.asp?ID=98981. For those unable to listen to the live conference call, a telephone replay will be available by dialing 877-519-4471 (U.S.) or 973-341-3080 (outside U.S.) and entering pin # 6817940.
The telephone replay will be available beginning December 12, 2005 at 11:30 a.m. ET and will run through December 19, 2005 at 11:59 p.m. ET. A slide presentation will also be available in the Investor Relations section of Viacom's Web site.

About Paramount Pictures

Paramount Pictures is part of the entertainment operations of Viacom Inc., one of the world's largest entertainment and media companies and a leader in the production, promotion, and distribution of entertainment, news, sports and music.

About DreamWorks SKG

DreamWorks is a leading producer of live-action motion pictures, animated feature films, network and cable television programming, home video and DVD entertainment and consumer products.



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About DreamWorks Animation SKG

DreamWorks Animation is principally devoted to developing and producing computer-generated, or CG, animated feature films. With world-class creative talent, a strong and experienced management team and advanced CG filmmaking technology and techniques, DreamWorks Animation makes high quality CG animated films meant for a broad movie-going audience. The company has released a total of nine animated feature films, including "ANTZ," "SHREK," "SHREK 2," "SHARK TALE," and "MADAGASCAR."

About Viacom

Viacom is a leading global media company, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online. With programming that appeals to audiences in every demographic category across virtually all media, the Company is a leader in the creation, promotion, and distribution of entertainment, news, sports, music, and comedy. Viacom's well-known brands include CBS, MTV, Nickelodeon, Nick at Nite, VH1, BET, Paramount Pictures, Infinity Broadcasting, Viacom Outdoor, UPN, TV Land, Comedy Central, CMT:
Country Music Television, King World, Spike TV, Showtime, Paramount Parks, and Simon & Schuster. More information about Viacom and its businesses is available at www.viacom.com.

Earlier this year, the Company announced it would be separating its businesses into two publicly traded companies, and expects the transaction to be completed by the end of 2005. The new Viacom will own MTV Networks (MTV, VH1, Nickelodeon, Nick at Nite, Comedy Central, CMT: Country Music Television, Spike TV, TV Land and many other networks around the world), BET, Paramount Pictures, Paramount Home Entertainment and Famous Music. CBS Corporation will own the CBS Television Network, UPN, Infinity Broadcasting, Viacom Outdoor, Viacom Television Stations Group, Paramount Television, King World, Simon & Schuster, Showtime and Paramount Parks.

Information About the Separation of Viacom

This release contains information relating to the proposed separation of Viacom into two publicly traded companies. In connection with the proposed separation, Viacom has filed a Registration Statement on Form S-4, as amended, with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read the Registration Statement and related materials that are filed with the SEC because they contain important information about the proposed transaction. Investors and security holders may obtain copies of these documents, and other documents containing information about Viacom, without charge, at the SEC's website at www.sec.gov

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[file://www.sec.gov] and through Viacom's Investor Relations at
Investor.Relations@viacom.com.

Cautionary Statement Concerning Forward-looking Statements

This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: consumer acceptance of both future motion pictures and motion pictures in the Company's libraries; competitive conditions in the marketplace for the Company's motion pictures; the effects of technology and businesses enabled thereby and the impact of piracy on the Company's products. The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #

Media Contacts:
M. Janet Hill
Executive Vice President, Corporate Communications
Paramount Pictures
323.956.5011

Carole Robinson
Executive Vice President, Corporate Relations
Viacom
212.258.8760

Andy Spahn
DreamWorks SKG
818.695.7336



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Investor Relations Contact:
James Bombassei
Senior Vice President, Investor Relations
Viacom
212.258.6377